Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-129836, 333-115942, 333-66720, 333-91179, 333-49802, 333-38996 and 333-98415) and Form S-3 (File Nos. 333-129933, 333-105446, 333-106693, 333-106309 and 333-122698) of Lionbridge Technologies, Inc. of our report dated March 14, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

March 14, 2008